EXHIBIT 99.1
CLEAR CHANNEL COMMUNICATIONS, INC.
Proxy Solicited on Behalf of the Board of Directors for the Special Meeting
of Shareholders to be held on ___, 2007
     The undersigned hereby appoints L. Lowry Mays, Mark P. Mays and Alan D. Feld, and each of them, proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned to appear and act for and to vote all shares of CLEAR CHANNEL COMMUNICATIONS, INC. standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at the Special Meeting of Shareholders of Clear Channel Communications, Inc. to be held in San Antonio, Texas on ___, 2007, at 8:00 a.m., Central Standard Time, or at any adjournments thereof, with all powers the undersigned would possess of then personally present, as indicated on the reverse side.
     Please note that if you fail to return a valid proxy card and do not vote in person at the special meeting, and there is a quorum present, your shares will be counted as a vote AGAINST the adoption of the merger agreement.
     The undersigned acknowledges receipt of notice of said meeting and accompanying proxy statement/prospectus and of the accompanying materials and ratifies and confirms all acts that any of the said proxy holders or their substitutes may lawfully do or cause to be done by virtue hereof.
(Continued and to be dated and signed on the reverse side.)

     Your shares will be voted as specified below. If no specification is made for a proposal and this proxy card is validly executed and returned your shares will be voted “FOR” such proposal.
1. Approval and adoption of the Agreement and Plan of Merger, dated November 16, 2006, by and among Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC, as amended by Amendment No. 1, dated April 18, 2007, among Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, and T Triple Crown Finco, LLC, and as amended by and Amendment No. 2, dated May 17, 2007, among Clear Channel Communications, Inc., BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, and BT Triple Crown Capital Holdings III, Inc. (the “Amended Agreement and Plan of Merger”).

FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” the approval and adoption of the Amended Agreement and Plan of Merger.
2. Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Amended Agreement and Plan of Merger.

FOR ☐	AGAINST ☐	ABSTAIN ☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Amended Agreement and Plan of Merger.
3. In the discretion of the proxy holders, on any other matter that may properly come before the special meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐
Please sign your name exactly as it appears hereon. Joint owners should sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title.
Dated:                                                                                  , 2007

Shareholder’s signature

(Print Name)

Shareholder’s signature if stock held jointly

(Print Name)
Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.
Votes MUST be indicated (X) in Black or Blue Ink.